Exhibit 99.1

December 15, 2011	Analyst Contact:	Dan Harrison
918-588-7950
	Media Contact:	Megan Washbourne
918-588-7572

Terry Spencer Named ONEOK and ONEOK Partners President;
Pierce Norton and Rob Martinovich
Promoted to Executive Vice Presidents

Promotions Part of Long-term Succession Planning Process

TULSA, Okla. – Dec. 15, 2011 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) today announced that Terry K. Spencer, 52, currently chief operating officer of ONEOK Partners, will be promoted to president of ONEOK and ONEOK Partners, continuing to report to ONEOK and ONEOK Partners Chairman, President and Chief Executive Officer John W. Gibson, 59. Spencer will remain a member of the ONEOK Partners board of directors.

Pierce H. Norton II, 51, currently chief operating officer of ONEOK, will be promoted to executive vice president and chief operating officer of ONEOK and ONEOK Partners, reporting to Spencer.

Robert F. Martinovich, 54, will be promoted to executive vice president, chief financial officer and treasurer of ONEOK and ONEOK Partners, continuing to report to Gibson. He previously was senior vice president, chief financial officer and treasurer of both entities. Martinovich will continue as a member of the ONEOK Partners board of directors.

All three promotions are effective on Jan. 1, 2012.

Spencer also will assume responsibility for the organization’s support functions, including corporate planning and development, human resources, information technology, corporate services, and investor relations and public affairs.

“These promotions are part of our long-term succession planning efforts endorsed by both the ONEOK and ONEOK Partners boards and will give our leaders the skills and experience they need to successfully lead the company in the years ahead,” Gibson said.

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Terry Spencer Named ONEOK and ONEOK Partners President;
Pierce Norton and Rob Martinovich Promoted to Executive Vice Presidents

“Terry’s increased responsibilities will provide him with broader operating experience and exposure to the company’s critical support functions. Pierce’s extensive midstream experience will benefit ONEOK Partners as he assumes additional operating responsibility for the partnership,” Gibson concluded.

In addition to Spencer and Martinovich, Stephen W. Lake, senior vice president, general counsel and assistant secretary of ONEOK and ONEOK Partners, will report to Gibson.

In addition to Norton, the following officers will report to Spencer:

•	Robert S. Mareburger, senior vice president of corporate planning and development, who is responsible for business development, strategic and long-range planning and capital investment;
•	David E. Roth, senior vice president of administrative services, who is responsible for human resources, information technology and corporate services; and
•	Dandridge L. Harrison, vice president of investor relations and public affairs, who is responsible for investor relations, communications, government relations and community investments, including the ONEOK Foundation.

As chief operating officer of ONEOK and ONEOK Partners, the following officers will report to Norton:

•	Caron A. Lawhorn, president of ONEOK Distribution Companies, which includes Oklahoma Natural Gas, Kansas Gas Service and Texas Gas Service;
•	Patrick J. McDonie, president of ONEOK Energy Services;
•	Curtis L. Dinan, president of the ONEOK Partners natural gas businesses, which includes natural gas gathering and processing, and natural gas pipelines;
•	Sheridan C. Swords, president of the ONEOK Partners natural gas liquids (NGL) business, which includes NGL gathering, fractionation, storage and distribution;
•	Wesley J. Christensen, senior vice president of ONEOK Partners operations, which includes the assets in the partnership’s three business segments – natural gas gathering and processing, natural gas pipelines, and naturals gas liquids; and
•	Geoffrey A. Sands, vice president of environment, safety and health.

Download photos of Spencer, Norton and Martinovich.  http://www.oneok.com/en/NewsRoom/SpencerNortonMartinovich.aspx

BIOGRAPHICAL INFORMATION

Terry K. Spencer – President, ONEOK and ONEOK Partners

Terry Spencer was chief operating officer of ONEOK Partners from July 2009 to December 2011 and has been a member of its board of directors since December 2009. From 2007 to 2009, he was executive vice president of ONEOK, with responsibilities for ONEOK

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Terry Spencer Named ONEOK and ONEOK Partners President;
Pierce Norton and Rob Martinovich Promoted to Executive Vice Presidents

Partners’ natural gas liquids gathering and fractionation, and pipeline segments, as well as ONEOK’s energy services segment.

Spencer joined ONEOK in 2001 as director, project development, of natural gas gathering and processing. Later, he served as vice president of natural gas supply and project development in the natural gas gathering and processing segment. In 2005, Spencer became senior vice president of ONEOK’s natural gas liquids business following the asset acquisition from Koch Industries. He became president of natural gas liquids in 2006.

Prior to joining ONEOK, Spencer held positions of increasing responsibility in the natural gas gathering and processing industry with Continental Natural Gas, Inc., in Tulsa; Stellar Gas Company in Houston; and Texas Oil and Gas Corporation’s Delhi Gas Pipeline subsidiary in Dallas. He is a member of the Gas Processors Association board of directors.

Spencer earned a Bachelor of Science degree in petroleum engineering in 1981 from the University of Alabama in Tuscaloosa.

Pierce Norton – Executive Vice President and Chief Operating Officer, ONEOK and ONEOK Partners

Pierce Norton was chief operating officer of ONEOK from March 2011 until December 2011, responsible for the operations of the company’s three natural gas utilities, energy services segment and environment, safety and health organization. He was president of ONEOK Distribution Companies, which includes Kansas Gas Service Company, Oklahoma Natural Gas Company and Texas Gas Service Company from July 2009 until March 2011.

He began his natural gas industry career in 1982 at Delhi Gas Pipeline, a subsidiary of Texas Oil and Gas Corporation. Norton later worked for American Oil and Gas and KN Energy. In 2002, he was named president of Bear Paw Energy, which is now a subsidiary of ONEOK Partners.

Norton earned a Bachelor of Science degree in mechanical engineering in 1982 from the University of Alabama in Tuscaloosa. He is also a graduate of the advanced management program at Harvard Business School.

Rob Martinovich – Executive Vice President, Chief Financial Officer and Treasurer, ONEOK and ONEOK Partners

Rob Martinovich was named senior vice president, chief financial officer and treasurer in March 2011. Previously, he was chief operating officer of ONEOK, responsible for the operations of the company’s three natural gas utilities, energy services segment and environment, safety and health organization from July 2009 until March 2011. He joined ONEOK in 2007 as president of ONEOK Partners' natural gas gathering and processing segment. Prior to joining ONEOK, he held a variety of executive management positions for DCP Midstream, LLC since joining the company in 2000. Previously, he was senior vice

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Terry Spencer Named ONEOK and ONEOK Partners President;
Pierce Norton and Rob Martinovich Promoted to Executive Vice Presidents

president of GPM Gas Corporation, the natural gas gathering, processing and marketing division of Phillips Petroleum Company, holding a variety of marketing, financial and operational leadership roles. Martinovich joined Phillips in 1980 and held various engineering, sales and marketing positions in the research and development and the plastics divisions of Phillips, and also served on the company's corporate planning and development staff. He earned a Bachelor of Science degree in chemical engineering in 1980 from the University of Notre Dame in South Bend, Indiana. He also is a graduate of the advanced management program at Harvard Business School.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.